As filed with the Securities and Exchange Commission on July 16, 1997

                                                      Registration No. 333-31017


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NAVARRE CORPORATION
             (Exact name of registrant as specified in its charter)

          MINNESOTA                                          41-1704319
  (State or other jurisdic-                               (I.R.S. Employer
    tion of incorporation                                Identification No.)
      or organization)

                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428
             (Address of principal executive officers and zip code)


                   NAVARRE CORPORATION 1992 STOCK OPTION PLAN
                            (Full title of the Plan)


                                 Eric H. Paulson
                                    President
                               Navarre Corporation
                             7400 49th Avenue North
                               New Hope, MN 55428
                                 (612) 535-8333
            (Name, address and telephone number of agent for service)

                                    COPY TO:
                             Thomas G. Lovett, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                 (612) 371-3211


This Amendment consists of 3 pages.

         This Form S-8 is hereby amended as follows:


ITEM 1. The Consent filed as Exhibit 23(b) to the Form S-8 filed by the Company registering an additional 1,300,000 shares of common stock authorized under its 1992 Stock Option Plan is hereby amended to read as follows:


                                                                   Exhibit 23(b)

                          Consent of Ernst & Young LLP

         We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Navarre Corporation for the registration of 1,300,000 shares of its common stock, of our reports dated April 25, 1997, with respect to the consolidated financial statements of Navarre Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

         Minneapolis, Minnesota
         July 10, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        NAVARRE CORPORATION

Dated:  July 16, 1997.                  By: /s/ Eric H. Paulson
                                            Eric H. Paulson, Chairman of the
                                            Board, President and Chief
                                            Executive Officer



         Pursuant to the requirements of the Securities Exchange Act of 1933, this Report has been signed by the following persons on July 15, 1997 on behalf of the Registrant in the capacities indicated.

                               (Power of Attorney)


/s/ Eric H. Paulson
Chairman of the Board, President
and Chief Executive Officer

/s/ Charles E. Cheney
Charles E. Cheney
Chief Financial Officer, Executive
Vice President and Director

         *
Dickinson  G. Wiltz
Director

         *
James G. Sippl
Director

         *
Michael L. Snow
Director

*By:  /s/ Eric H. Paulson
      Eric H. Paulson
      Attorney-In-Fact